UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 25, 2014
RAYTHEON COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street, Waltham, Massachusetts 02451
(Address of Principal Executive Offices) (Zip Code)

(781) 522-3000
(Registrant’s telephone number, including area code)

________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2014, Raytheon Company's (the “Company”) Board of Directors elected Thomas A. Kennedy, age 59, as Chairman of the Board of the Company, effective October 1, 2014. This action followed notice to the Board of Directors by William H. Swanson, age 65, the Company’s current Chairman, of his retirement from the Company effective September 30, 2014. A copy of a press release issued by the Company regarding these matters is being furnished as Exhibit 99.1 to this Form 8-K and is hereby incorporated by reference.

The Company’s Board of Directors also approved a retirement compensation arrangement with Mr. Swanson (the “Agreement”). In addition to the compensation and benefits payable by the Company upon Mr. Swanson’s retirement pursuant to the Company’s existing compensation policies and practices, the Board granted 79,287 restricted stock units to Mr. Swanson in lieu of his forfeiture of currently unvested prior restricted stock awards. These RSUs are scheduled to vest in equal portions over three years. The RSUs will continue to vest (but do not accelerate) on the scheduled vesting dates into retirement, subject to Mr. Swanson’s compliance with certain post-employment covenants, including non-competition and non-solicitation. The Agreement contains other standard terms and conditions consistent with the Company’s policies and practices.

The foregoing summary description of the Agreement is not intended to be complete and is qualified in its entirety by reference to the complete text of the Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits

10.1    Agreement dated July 25, 2014 by and between Raytheon Company and William H. Swanson.

99.1    Press Release issued by Raytheon Company dated July 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYTHEON COMPANY

Date: July 28, 2014	By:__/s/ Jay B. Stephens_________________
Jay B. Stephens
Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement dated July 25, 2014 by and between Raytheon Company and William H. Swanson.
99.1	Press release issued by Raytheon Company dated July 28, 2014.